Exhibit 10.1

PVF CAPITAL CORP.

2010 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

(DIRECTORS)

PVF Capital Corp. (“the Company”) hereby grants the undersigned Participant an Award of restricted Shares of the Company (“Restricted Stock”), subject to the terms and conditions described in the PVF Capital Corp. 2010 Equity Incentive Plan (the “Plan”) and this Restricted Stock Award Agreement (this “Award Agreement”).

1.	Name of Participant:

2.	Grant Date:	(the “Grant Date”)

3.	Number of Shares of Restricted Stock:

4.	Vesting. Provided that the Participant remains a Director on such date, the Restricted Stock will vest on the earliest to occur of: (a) the first anniversary of the Grant Date; or (b) the Participant’s death or Disability.

5.	Transfer Restrictions: Until the Restricted Stock becomes vested as described in Section 4, the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

6.	Settlement: If the applicable terms and conditions of this Award Agreement are satisfied, the Restricted Stock will be released of any transfer restrictions or distributed to the Participant as soon as administratively feasible after it vests. Any fractional Shares of Restricted Stock will be settled in cash.

7.	Change in Control: If there is a Change in Control, Article XI of the Plan will apply to any unvested Restricted Stock.

8.	Other Terms and Conditions:

(a)	Rights Before Vesting. Before the Restricted Stock vests, the Participant: (i) may exercise full voting rights associated with the Shares underlying the Restricted Stock; and (ii) will be entitled to receive all dividends and other distributions paid with respect to the Shares underlying the Restricted Stock, although any dividends or other distributions paid in Shares will be subject to the same restrictions, terms and conditions as the Restricted Stock to which it relates

(b)	Beneficiary Designation. The Participant may name a beneficiary or beneficiaries to receive any Restricted Stock that is settled after the Participant’s death by designating a beneficiary on a form provided by the Company. If the Participant dies without designating a beneficiary, the Participant’s beneficiary will be the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, the Participant’s estate.

(c)	Transferring the Restricted Stock. Except to the extent the Committee permits otherwise, the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. However, as described in Section 8(b), the Participant may designate a beneficiary to receive the Restricted Stock if the Participant dies before the Restricted Stock is settled.

(d)	Governing Law. This Award Agreement will be construed in accordance with, and governed by the laws (other than laws governing conflicts of laws) of the State of Ohio.

(e)	Restricted Stock Subject to Plan. The Restricted Stock is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement. In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

(f)	Section 83(b) Election. The Participant may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the shares of Restricted Stock (less any purchase price paid for the Restricted Stock). The election will be made on a form provided by the Company and must be filed with the Internal Revenue Service no later than 30 days after the Grant Date. The Participant must seek the advice of the Participant’s own tax advisors as to the advisability of making such an election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock under federal, state, and any other laws, rules and regulations that may be applicable. The Company and its Affiliates and agents have not and are not providing any tax advice to the Participant.

(g)	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

[signature page attached]

PARTICIPANT

Date:
Signature

Print Name

PVF CAPITAL CORP.

By:	Date:
[Insert name and title]